Exhibit 4.4

SUPPLEMENTAL INDENTURE

By and Between

ON Semiconductor Corporation (formerly known as SCG Holding Corporation)

Semiconductor Components Industries, LLC

and

The Guarantors (as defined herein)

and

U.S. Bank National Association (successor to State Street Bank and Trust Company)

as Trustee

Dated as of April 19, 2004

A SUPPLEMENTAL INDENTURE

REGARDING

12% Senior Subordinated Notes due 2009

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of April 19, 2004, between ON Semiconductor Corporation, a Delaware corporation (formerly known as SCG Holding Corporation, a Delaware corporation) (the “Company”), Semiconductor Components Industries, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“SCI LLC”) (SCI LLC, together with the Company, the “Issuers”), SCG (Malaysia SMP) Holding Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (the “Malaysia Sub”), SCG (Czech) Holding Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (the “Czech Sub”), SCG (China) Holding Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (the “China Sub”), Semiconductor Components Industries Puerto Rico, Inc., a Delaware corporation and a wholly owned subsidiary of SCI LLC (the “Puerto Rico Sub”), SCG International Development LLC, a Delaware limited liability company and a wholly owned subsidiary of SCI LLC (“SCGID LLC”), Semiconductor Components Industries of Rhode Island, Inc., a Rhode Island corporation and a wholly owned subsidiary of SCI LLC (“SCI RI”) and Semiconductor Components Industries International of Rhode Island, Inc., a Rhode Island corporation and a wholly owned subsidiary of SCI LLC (“SCII RI”) (SCII RI, together with the Malaysia Sub, the Czech Sub, the China Sub, the Puerto Rico Sub, SCGID LLC and SCI RI, the “Guarantors”) and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee (the “Trustee”). Capitalized terms used but not defined herein have the meanings provided in the Company’s Offer to Purchase and Consent Solicitation Statement dated April 6, 2004 (the “Offer to Purchase”).

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of August 4, 1999 (hereinafter called the “Original Indenture”) to provide for the issuance of certain 12% Senior Subordinated Notes due 2009 (the “Notes”); and

WHEREAS, Sections 9.02, 9.04 and 9.06 of the Original Indenture provide, among other things, that, with the consent of the holders of at least a majority in principal amount of the Notes then outstanding, the Issuers, the Guarantors and the Trustee may enter into indentures supplemental to the Original Indenture for the purpose of amending any provision of the Original Indenture or the Notes; and

WHEREAS, the Issuers and the Guarantors desire to amend and delete certain provisions of the Original Indenture and the Notes; and

WHEREAS, all action on the part of the Issuers and the Guarantors necessary to authorize the execution, delivery and performance of the Original Indenture as supplemented by this Supplemental Indenture has been duly taken; and

WHEREAS, the Company has solicited the consent of the holders of the Notes to certain amendments to the Indenture (the “Amendments”) pursuant to the Tender Offer and Consent Solicitation, as described in greater detail in the Offer to Purchase; and

WHEREAS, holders of at least a majority in aggregate outstanding principal amount of the Notes have consented to the Amendments and instruments evidencing such consent have been delivered to the Trustee; and

WHEREAS, the Issuers and the Guarantors desire and have requested the Trustee to join in the execution and delivery of this Supplemental Indenture for the purpose of amending the Original Indenture;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and ratable benefit of all holders of the Notes as follows, effective upon execution hereof by the Trustee:

ARTICLE ONE

AMENDMENTS TO ORIGINAL INDENTURE

Section 1.1 Deleted Definitions. On the Optional Early Settlement Date (or, if the Company does not announce an Optional Early Settlement Date, on any Final Settlement Date), Section 1.01 of the Original Indenture shall be amended by deleting the definition of each term that is used in the Original Indenture only in the Sections or subsections thereof that are deleted pursuant to Section 1.2 hereof.

Section 1.2 Deleted Covenants. On the Optional Early Settlement Date (or, if the Company does not announce an Optional Early Settlement Date, on any Final Settlement Date), the text of each of the following Sections or subsections of the Original Indenture shall be deleted in its entirety and replaced, in each case, by the words “Intentionally Omitted.”:

“Section 4.03: Limitation on Indebtedness”;

“Section 4.04: Limitation on Restricted Payments”;

“Section 4.05: Limitation on Restrictions on Distributions from Restricted Subsidiaries”;

“Section 4.06: Limitation on Sales of Assets and Subsidiary Stock”;

“Section 4.07: Limitation on Transactions with Affiliates;” and

“Section 4.08: Change of Control”.

Section 1.3 Amendments. On the Optional Early Settlement Date (or, if the Company does not announce an Optional Early Settlement Date, on any Final Settlement Date), the text of the first sentence of Section 3.03(a) of the Original Indenture shall be amended to read as follows:

“At least 30 days but not more than 120 days before a date for redemption of Notes, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address.”.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

Section 2.1 Execution as Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

Section 2.2 Responsibility for Recitals, etc. The recitals herein shall be taken as the statements of the Issuers and the Guarantors, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.3 Provisions Binding on Company’s Successors. All of the covenants, stipulations, promises and agreements made in this Supplemental Indenture by the Issuers and the Guarantors shall bind their successors and assigns whether so expressed or not.

Section 2.4 Governing Law. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and, for all purposes, shall be construed in accordance with the laws of said State.

Section 2.5 Execution and Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.6 Trust Indenture Act to Control. If and to the extent that any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision included in the Original Indenture or in this Supplemental Indenture which is required to be included in or is or is deemed to be applicable to this Supplemental Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required or other applicable provision shall control.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ON SEMICONDUCTOR CORPORATION,
SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,
SCG (MALAYSIA SMP) HOLDING CORPORATION,
SCG (CZECH) HOLDING CORPORATION,
SCG (CHINA) HOLDING CORPORATION,
SEMICONDUCTOR COMPONENTS INDUSTRIES PUERTO RICO, INC. (FORMERLY KNOWN AS SCG PUERTO RICO, INC.)
SCG INTERNATIONAL DEVELOPMENT LLC,
SEMICONDUCTOR COMPONENTS INDUSTRIES OF RHODE ISLAND, INC.
SEMICONDUCTOR COMPONENTS INDUSTRIES INTERNATIONAL OF RHODE ISLAND, INC.

by	/s/ GEORGE H. CAVE
Name:	George H. Cave
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

by	/s/ CAUNA M. SILVA
Name:	Cauna M. Silva
Title:	Vice President